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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act, of 1934

                        Date of Report: February 27, 2003
                        (Date of earliest event reported)

                  ABN AMRO Mortgage Corporation, Series 2003-2
             (Exact name of registrant as specified in its charter)

           DELAWARE                    333-101550                36-3886007
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
      of Incorporation)               File Number)           Identification No.)

135 South LaSalle Street                 60603
    Chicago, Illinois                  (Zip Code)
 (Address of Principal
   Executive Offices)

Registrant's telephone number, including area code, is (312) 904-2000

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Item 2. Acquisition or Disposition of Assets.

      Description of the Certificates and the Mortgage Pool.

      On February 27, 2003, a single series of certificates, entitled ABN AMRO Mortgage Corporation, Multi-Class Mortgage Pass-Through Certificates, Series 2003-2 (the "Certificates"), was issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") attached hereto as Exhibit 4.1, dated as of February 1, 2003, among ABN AMRO Mortgage Corporation, as depositor (the "Depositor"), ABN AMRO Mortgage Group, Inc., as servicer and JPMorgan Chase Bank, as trustee. The Certificates consist of fifteen classes identified as the "Class IA-1 Certificates", the "Class IA-2 Certificates", the "Class IA-3 Certificates", the "Class IA-4 Certificates", the "Class IIA-1 Certificates", the "Class IIA-2 Certificates", the "Class A-X Certificates", the "Class A-P Certificates", the "Class M Certificates", the "Class B-1 Certificates", the "Class B-2 Certificates", the "Class B-3 Certificates", the "Class B-4 Certificates", the "Class B-5 Certificates" and the "Class R Certificate", respectively, and were issued in exchange for, and evidence the entire beneficial ownership interest in, the assets of a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of conventional, fixed-rate first lien residential mortgage loans (the "Mortgage Loans"), having as of the close of business on February l, 2003 (the "Cut-off Date"), an aggregate principal balance of approximately $255,670,142 (the "Initial Pool Balance"), after taking into account all payments of principal due on the Mortgage Loans on or before such date, whether or not received. The Depositor acquired certain of the Trust Fund assets from ABN AMRO Mortgage Group, Inc. ("AAMGI") pursuant to a Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement") dated February 27, 2003, attached hereto as Exhibit 4.2, between AAMGI as seller and the Depositor as purchaser. The Class IA-l, Class IA-2, Class IA-3, Class IA-4, Class IIA-1, Class IIA-2, Class A-X, Class A-P, Class M, Class B-1, Class B-2 and Class R Certificates were publicly offered, as described in a Prospectus, dated January 23, 2003, and a Prospectus Supplement, dated February 25, 2003, pursuant to an Underwriting Agreement (the "Underwriting Agreement") dated February 23, 2003, attached hereto as Exhibit 1.1, among the Depositor, LaSalle Bank Corporation ("LBC"), Goldman, Sachs & Co. ("Goldman") and ABN AMRO Financial Services, Inc. ("AAFS") (Goldman and AAFS being referred to herein, collectively, as the "Underwriters") and the Terms Agreement (the "Terms Agreement") dated February 25, 2003, attached hereto as
Exhibit 1.2, among the Depositor, LaSalle Bank Corporation ("LBC") and the Underwriters. The Depositor sold the Class B-3, Class B-4 and Class B-5 Certificates to Goldman as initial purchaser (in such capacity, the "Initial Purchaser") pursuant to a purchase agreement dated February 27, 2003, among the Depositor, LBC and the Initial Purchaser.

      Each Class of Certificates will have an approximate initial certificate principal balance ("Certificate Balance") or a certificate notional balance ("Notional Amount"). The Class IA-1 Certificates have an approximate initial aggregate Certificate Balance of $25,000,000. The Class IA-2 Certificates have an approximate initial aggregate Certificate of $55,064,963. The


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Class IA-3 Certificates have an approximate initial aggregate Notional Amount of
$5,506,496. The Class IA-4 Certificates have an approximate initial aggregate Certificate Balance of $4,811,037. The Class IIA-1 Certificates have an approximate initial aggregate Certificate Balance of $107,882,176. The Class IIA-2 Certificates have an approximate initial aggregate Certificate of $58,844,824. The Class A-X Certificates have an approximate initial aggregate Notional Amount of $1,496,503. The Class A-P Certificates have an approximate initial aggregate Certificate Balance of $870,729. The Class M Certificates have an approximate initial aggregate Certificate Balance of $1,534,000. The Class
B-1 Certificates have an approximate initial aggregate Certificate Balance of $511,000. The Class B-2 Certificates have an approximate initial aggregate Certificate Balance of $512,000. The Class B-3 Certificates have an approximate initial aggregate Certificate Balance of $127,000. The Class B-4 Certificates have an approximate initial aggregate Certificate Balance of $256,000. The Class B-5 Certificates have an approximate initial aggregate Certificate Balance of $256,313. The Class R Certificate has an initial Certificate Principal Balance of $100.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Pooling and Servicing Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)   Not applicable

      (b)   Not applicable

      (c)   Exhibits:


Exhibit No.    Document Description

1.1 Underwriting Agreement, dated as of February 23, 2003, among ABN AMRO Mortgage Corporation, LaSalle Bank Corporation, Goldman, Sachs & Co. and ABN AMRO Financial Services, Inc.

1.2 Terms Agreement dated February 25, 2003, among ABN AMRO Mortgage Corporation, LaSalle Bank Corporation, Goldman, Sachs & Co. and ABN AMRO Financial Services, Inc.

4.1 Pooling and Servicing Agreement dated as of February 1, 2003, among ABN AMRO Mortgage Corporation, as depositor, JPMorgan Chase Bank, as trustee and ABN AMRO Mortgage Group, Inc., as servicer.


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4.2            Mortgage Loan Purchase Agreement dated February 27, 2003, between
               ABN AMRO Mortgage Group, Inc. and ABN AMRO Mortgage Corporation.


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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                          ABN AMRO MORTGAGE
                                          CORPORATION

                                          By: /s/ Maria Fregosi
                                             ----------------------------------
                                          Name:  Maria Fregosi
                                          Title: Vice President

Dated: March 14, 2003